Exhibit 4.5



                 INCENTIVE STOCK OPTION AGREEMENT

          PURSUANT TO THE RightCHOICE MANAGED CARE, INC.

                    1994 EQUITY INCENTIVE PLAN


     This INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made as of the _____ day of ______________, 199__, by and between RightCHOICE Managed Care, Inc. ("RightCHOICE") a Missouri corporation (the "Corporation"), and ____________________
("Employee").

                       W I T N E S S E T H:

     The Corporation has determined that it is in the best interests of the Corporation and its shareholders to encourage ownership in the Corporation by qualified employees and officers of the Corporation and its affiliates, thereby providing additional incentive for them to continue in the employ of the Corporation or its affiliates. To that end, an incentive stock option is granted by the Committee to Employee pursuant, and subject to, the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan (the "Plan") on the following terms and conditions:

                                I.
                          Defined Terms

     Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

                               II.
        Shares Optioned, Option Price and Time of Exercise

     Effective as of _________________, 199__, the Corporation grants to Employee, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued class A common stock, $.01 per share par value ("Common Stock"), of the Corporation at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option").

     The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Employee delivers to the Corporation a fully executed counterpart hereof. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule set forth in this Agreement apart from Exhibit A.

     Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. If Employee does not purchase the full number of shares to which he is entitled in any one year, he may purchase such shares in the next year specified in the Exercise Schedule hereto, in addition to the shares which he is otherwise entitled to purchase in the next year. No partial exercise of the Option may be for less than 100 full shares unless the remaining shares that have become purchasable are less than 100 shares.

                               III.
                        Exercise Procedure

     Employee shall exercise the Option by notifying the Corporation of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash, in Common Stock or in a combination of cash and Common Stock. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by the Committee at the time of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Corporation.

                               IV.
                    Termination of Employment

     In the event of the termination of the employment of the Employee for reasons other than: (a) a termination for Cause;
(b) a termination by reason of retirement or disability; or
(c) death, the Employee may exercise the Option at any time within three (3) months of such termination of employment, but in no event after the earlier of the expiration date specified on Exhibit A or the date that is ten (10) years from the date of this Agreement, as specified on Exhibit A, but only to the extent of the number of shares for which the Option is exercisable by him at the date of the termination of employment. In the event of a termination of the employment of the Employee that is for Cause, the Option, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Except as may be otherwise provided in this Agreement, the Option granted hereunder shall not be affected by any change of employment so long as Employee continues to be employed by the Corporation or a Subsidiary.

     "Cause" shall mean, as determined by the Committee, in its sole discretion exercised in a nondiscriminatory manner: (i) the continued failure of the Employee to substantially perform his duties to the Corporation or a Subsidiary (other than any such failure resulting from disability as defined below); (ii) the engaging by the Employee in willful, reckless or grossly negligent misconduct which is determined by the Committee to be materially injurious to the Corporation or any of its affiliates, monetarily or otherwise; (iii) the Employee's pleading guilty to or conviction of a felony or any other crime involving moral turpitude; or (iv) the Employee's violation of the Employee's Statement of Compliance and Authorizations which incorporates the Company Statement of Ethics, as each may be amended from time to time.

                                V.
                     Acceleration of Exercise

     (a) Retirement and Disability. In the event of the Employee's retirement or termination by reason of disability, the Option (to the extent not previously terminated or forfeited) shall become fully exercisable as to all remaining shares subject to it and the Employee may exercise the Option at any time within three (3) months of such retirement (or within one year after termination of employment due to disability), but in no event after the Expiration Date set forth on Exhibit A. For purposes of the Agreement, "retirement" shall mean the termination of employment with the Corporation or a Subsidiary on or after the Employee's attainment of age 65 or age 62 and twenty (20) years of "credited service" as taken into consideration under the Corporation's qualified defined benefit plan in effect as of the date of the adoption of the Plan. "Disability" shall be determined by the Committee in its sole discretion, and shall occur when the Committee determines that the Employee is receiving, or is entitled to receive benefits under the Corporation's long-term disability plan or Social Security benefits on account of disability.

     (b) Death. In the event the Employee dies during his employment by the Corporation or a Subsidiary the Option (to the extent not previously terminated or forfeited) shall become fully exercisable as to all remaining shares subject to it. Such Option may be exercised by the beneficiary of the Employee as determined in accordance with Section X (a) hereto; but in no event after the earlier of: (i) the date one year following the Employee's date of death; or (ii) the Expiration Date set forth on Exhibit A hereto.

     (c)  Corporate Change.  Upon the occurrence of a Corporate
Change, the Committee shall notify Employee of the course of action, if any, chosen by the Committee in accordance with
Section 9(e) of the Plan.

     (d) Six Month Waiting Period. Notwithstanding any other provision of this Agreement to the contrary, no portion of the Option may be exercised earlier than six (6) months from the effective date of the grant of the Option.

                               VI.
               Non-Assignability and Term of Option

     The Option shall not be transferrable or assignable by the Employee, except as otherwise provided under Section X(a), hereof, and the Option shall be exercisable, during the Employee's lifetime, only by him or, during periods of legal disability, by his guardian or other legal representative. No Option shall be subject to execution, attachment, or similar process.

     In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Corporation or any Subsidiary will employ Employee for any period of time or in any position or for any particular compensation.

                               VII.
                   Rights of Employee in Stock

     Neither Employee, nor his successor in interest, shall have any of the rights of a shareholder of the Corporation with respect to the shares for which the Option is exercised until such Option is exercised in accordance with the Plan and this Agreement and such shares are delivered by the Corporation.

                              VIII.
                             Notices

     Any notice to be given to the Corporation or the Committee hereunder shall be in writing and shall be addressed to the Corporation, to the attention of its Senior Vice President and General Counsel, at 1831 Chestnut, St. Louis, Missouri 63103; and any notice to be given to the Employee shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

                               IX.
             Successors or Assigns of the Corporation

     The Option shall be binding upon and shall inure to the benefit of any successor of the Corporation.

                                X.
                          Miscellaneous

     (a) Designation of Beneficiary. The Employee shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Employee's death. Such designation under this Agreement may be revoked by the Employee at any time and a new beneficiary may be appointed by the Employee by execution and submission to the Committee of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and, notwithstanding the provisions of Section VIII, received by the Committee, or its designee, prior to the date of the Employee's death. In the absence of such designation, the Employee's beneficiary shall be the legal representative of the Employee's estate.

     (b) Incapacity of Employee or Beneficiary. If any person entitled to a distribution under this Agreement is deemed by the Committee to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, an election or claim therefore may be made by a duly appointed guardian or other legal representative of such person. Any distribution made pursuant to the above shall be a distribution for the account of such person and a complete discharge of any liability of the Committee, the Corporation and the Plan therefore.

     (c) Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, the terms and provisions of the Plan shall control in the event of any inconsistency between the Plan and this Agreement.

     (d)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE
LAW OF THE STATE OF MISSOURI AND ALL APPLICABLE FEDERAL LAW.

     (e) Gender. References to the masculine herein shall be deemed to include the feminine, wherever appropriate.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

IN WITNESS HEREOF, this Agreement has been executed by the Corporation and the Employee as of the date and year first written above.

                              RightCHOICE Managed Care, Inc.



                              By:________________________________
                              Title:_____________________________

                                                         Employee


                              ___________________________________

                    Address:  ___________________________________
                              ___________________________________

                            EXHIBIT A
                 INCENTIVE STOCK OPTION AGREEMENT
                           PURSUANT TO
                THE RightCHOICE MANAGED CARE, INC.
                    1994 EQUITY INCENTIVE PLAN

1.  Date of Grant:       ____________________(Date of Agreement)

2.  Employee:            _______________________________________

3.  Number of Shares:    ________________________(_______) shares
                         of Common Stock.

4.  Option Price per
    Share:               _________________________($_______) (not
                         less than Fair Market Value; 110 percent of Fair Market Value for 10 percent or more shareholders).

5.  Exercise Schedule:   __________________ percent (__________%)
                         of the options subject to this Agreement shall first be exercisable on __________
                         (the date __________ (_____) years after
                         the Date of Grant specified above).

                         __________________ percent (__________%)
                         of the options subject to this Agreement shall first be exercisable on __________ (the date __________ (_____) years after the Date of Grant specified above).

                         __________________ percent (__________%)
                         of the options subject to this Agreement shall first be exercisable on __________ (the date __________ (_____) years after the Date of Grant specified above).

6.  Expiration Date:     __________________________(not more than
                         ten (10) years from Date of Grant; (5)
                         years from Date of Grant for 10 percent
                         or more shareholders).

To qualify for Incentive Stock Option tax treatment, the Employee must not dispose of shares obtained on exercise of an Option until at least two years after the date of grant and one year after the date of exercise of the Option. If these holding periods are not met, the sale or other disposition of shares will be a disqualifying disposition pursuant to Code Section 422(c).

                            EXHIBIT B
                DESIGNATION OF BENEFICIARY FOR THE
                 INCENTIVE STOCK OPTION AGREEMENT
                           PURSUANT TO
                THE RightCHOICE MANAGED CARE, INC.
                    1994 EQUITY INCENTIVE PLAN

Name of Employee:   ___________________________________

Original Date of Agreement:  __________________________


If I shall cease to be an Employee of the Corporation or a Subsidiary by reason of my death, or if I shall die after I have terminated my employment with the Corporation or a Subsidiary, but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to _______________________________ (insert name of beneficiary) in the manner provided for in the Plan and the Agreement.



_________________             ___________________________________
Date                          Employee's Signature


Receipt acknowledged on behalf of RightCHOICE Managed Care, Inc.
by:



__________________            ___________________________________
Date                          Representative of the Committee